For Release:October 20, 1998           Contact:  Mark A. Turner
                                                 (302) 571-7160

            WSFS FINANCIAL CORPORATION ANNOUNCES
      EARNINGS OF $.37 PER SHARE FOR THIRD QUARTER AND
             STATUS OF SHARE REPURCHASE PROGRAM

     WSFS Financial Corporation (NASDAQ/NMS: WSFS), the parent company of Wilmington Savings Fund Society, FSB (WSFS) reported net income of $4.6 million or $0.37 per share (diluted), for the third quarter of 1998. These results represent an 8% increase in net income and per share earnings over the $4.3 million and $0.34 per share recorded in the third quarter of 1997. Net income for the nine months ending September 30, 1998 was $13.5 million or $1.07 per share (diluted) compared to $12.5 million or $0.98 per share for the same period in 1997. Net income increased 8% and per share earnings increased 9% between comparable nine month periods.

     Total net revenue (net interest income plus other income) for the quarter of $15.5 million grew $351,000, or 2.3%, between comparable three month periods in 1998 and 1997. This increase principally reflects volume growth in the operating lease portfolio and automated teller machine (ATM) activity, offset in part by a reduction in net interest income.

     The $39.3 million growth in the average operating lease portfolio balance between the third quarter of 1997 and 1998 has increased other (non-interest) income but, as expected, has also depressed net interest income, as the income from operating leases is classified in noninterest income while the related funding costs flow through interest expense. As a result of
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this required presentation, and also as a result of the mix of earning assets favoring lower yielding securities; the current interest rate environment (which reflects historically low levels of interest rates and a relatively "flat" yield curve); and the previously-reported attrition of large commercial loans in the first six months of 1998, the net interest margin for the three and nine months ended September 30, 1998 declined to 2.77% and 2.93%, respectively, compared to 3.15% and 3.16% for the same three and nine month periods in 1997. Primarily as a result of the current interest rate environment's effect on earning asset volumes, yields and the net interest spread, the Company expects continuing pressure on net interest income growth in coming quarters. Although the Company continues to actively manage its exposure to changes in interest rates, the Company does not consider it prudent at this point in the credit cycle to compromise its underwriting standards or pricing discipline in an effort to gather volumes sufficient to completely mitigate the effect on the margin of this current interest rate environment.

     Net loans and operating leases were $924 million at September 30, 1998, as compared to $933 million as of September 30, 1997. As previously reported, loan activity for the first six months of 1998 included the prepayment of several large commercial credits of the Bank, totaling $31 million. This attrition was consistent with the Bank's underwriting and pricing discipline and had the desired effects of reducing commercial real estate loan concentrations and improving the overall risk profile of the Company (more later). On an annualized basis, net loans and leases grew 6% from June 30, 1998 to September 30, 1998.

     Total nonperforming assets (NPAs) were $11.3 million at September 30, 1998, an improvement of $1.4 million, or 12%, from June 30, 1998 and $2.1 million, or 16%, from September 30, 1997. Restructured loans also improved 900,000 to $3.8 million at September 30, 1998. The
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ratio of NPAs to total assets improved to .71% at September 30,
1998 compared to .82% at June 30, 1998 and .90% at September 30, 1997. The allowance for loan, lease and ORE losses also improved to 217% of total NPAs from 193% at June 30, 1998 and 183% at September 30, 1997. The allowance for nonaccruing loan and lease losses improved to 297% of nonaccruing loans and leases from 266% at June 30, 1998 and 243% at September 30,
1997.   The allowance for loan/lease losses was 2.63% of total
loans and leases at September 30, 1998.

     The increased fee income from ATMs reflects the growth in the Bank's ATM activity. At September 30, 1998 the Bank owned and operated 111 ATMs, compared to 65 at September 30, 1997. In addition to the owned and operated ATMs, the Bank also provides services to other ATM owners from which fees are earned. Including these other ATMs, the Bank derived fee income from a total of 373 ATMs at September 30, 1998, all of which are surcharge-free to WSFS cardholders.

     Total noninterest expenses increased $347,000, or 4%, between the third quarter of 1998 and 1997. This increase in expenses reflects the Company's continued commitment to invest in its franchise growth, offset in part by lower stock appreciation rights' expense. In addition to the previously mentioned expansion of its ATM activity, in the quarter, WSFS opened its third new branch this year. That branch is located in the Trabant Center at the University of Delaware and is the physical cornerstone in the Company's on-campus banking partnership with the University. The Bank plans to open at least six additional branches in Genuardi's supermarkets in Pennsylvania and one in a Wal-Mart in Northern Delaware before the end of 1999. Furthermore, the Company has completed approximately one-half of its 24 month technology upgrade of the Bank. The Company has already put in service a new wide area computer network, voice communication system and business on-line banking, and expects to deliver platform/customer call center automation and offer internet banking by the first quarter of 1999.
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As a result of these collective commitments to the long-term growth of the franchise, core operating expenses are expected to increase moderately in future periods.

     "These are exciting times at WSFS, as we move forward with new initiatives and partnerships with the goal of serving our customers better and enhancing the Bank's long-term performance," said Marvin N. Schoenhals, Chairman, President and
CEO of WSFS Financial Corporation.

     On October 5, 1998, the U.S. Supreme Court denied an appeal by a group of plaintiffs seeking a class action suit.
The plaintiffs alleged violations of the Federal Truth in Lending Act, among other things, in connection with the sale of reverse mortgages between 1988 and 1994 by Providential Home Income Plan, Inc., a company purchased by WSFS in November 1994. These plaintiffs may still make claims against the Company individually, but only through separate cases in binding arbitration and not as a single class-action case in federal court.

     Finally, since the end of the second quarter, the Company has purchased 680,000, or 5.4% of its shares for treasury, under its existing 10% share repurchase plan authorized by the Board of Directors in April 1997. Under this plan, the Company still has the authority to repurchase an additional 450,000 shares, or approximately 4% of the current shares outstanding.

     WSFS Financial Corporation is a $1.6 billion financial services company. Its principal subsidiary, WSFS, operates 19 retail banking offices in Northern and Central Delaware as well as Southeastern Pennsylvania. Other operating subsidiaries include WSFS Credit Corporation; Community Credit Corporation; and 838 Investment Group, Inc. For more information, please visit out website at www.wsfsbank.com.
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     This release contains forward-looking statements, within
the meaning of the Private Securities Litigation Reform Act, that involve risk and uncertainty. It should be noted that a variety of factors could cause actual results to differ materially from the anticipated results or other expectations expressed in the Company's forward-looking statements. The risks and uncertainties include, but are not limited to, the growth of the economy, interest rate movements, timely development of technology enhancements for its products and operating systems, the impact of competitive products, services and pricing, customer-based requirements, Congressional legislation, and similar matters. Readers of this release are cautioned not to place undue reliance on forward-looking statements which are subject to influence by the named risk factors and unanticipated future events. Actual results, accordingly, may differ materially from management expectations. WSFS Financial Corporation does not undertake and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

                            # # #

WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share data)

                                          Three months ended September 30,     Nine months ended September 30,
                                          -------------------------------      ------------------------------
                                             1998                  1997          1998                  1997
                                          ---------             ---------      ---------             --------
STATEMENT OF OPERATIONS:
                                                                  (Unaudited)
INTEREST INCOME:
Interest and fees on loans                $    16,957           $    18,061    $    51,586          $    53,951
Interest on mortgage-backed securities          7,496                 6,357         19,671               20,050
Interest and dividends on investment
  securities                                      655                   710          2,385                1,963
Other interest income                           2,206                 2,813          7,675                6,678
                                          -----------           -----------    -----------          -----------
                                               27,314                27,941         81,317               82,642
                                          -----------           -----------    -----------          -----------
INTEREST EXPENSE:
Interest on deposits                            8,380                 7,950         24,237               23,522
Interest on Federal Home Loan Bank
  advances                                      6,175                 5,962         17,675               16,667
Interest on federal funds purchased and
  securities sold under agreements to
  repurchase                                    2,730                 3,002          8,413                9,153
Interest on senior notes                          829                   829          2,486                2,486
Interest on other borrowed funds                   99                    98            263                  270
                                          -----------           -----------    -----------          -----------
                                               18,213                17,841         53,074               52,098
                                          -----------           -----------    -----------          -----------

Net interest income                             9,101                10,100         28,243               30,544
Provision for loan losses                         189                   400            938                1,073
                                          -----------           -----------    -----------          -----------
Net interest income after provision
  for loan                                      8,912                 9,700         27,305               29,471
                                          -----------           -----------    -----------          -----------
OTHER INCOME:
Loan and lease servicing fees                     899                   799          2,596                2,383
Rental income on operating leases, net          2,997                 2,400          8,764                6,224
Deposit service charges                         1,104                 1,048          3,148                3,176
Credit/debit card and ATM income                  809                   416          2,034                  992
Securities gains                                    4                    94            280                   98
Loss on sale of investment in real estate                                             (218)
Other income                                      588                   294          1,657                  999
                                          -----------           -----------    -----------          -----------
                                                6,401                 5,051         18,261               13,872
                                          -----------           -----------    -----------          -----------
OTHER EXPENSES:
Salaries and other compensation                 2,998                 3,529          9,328                9,768
Employee benefits and other personnel
  expense                                         857                   832          2,821                2,574
Equipment expense                                 527                   362          1,394                1,040
Data processing and operations expenses         1,297                 1,237          3,861                3,280
Occupancy expense                                 779                   688          2,226                2,055
Marketing expense                                 391                   270            938                  819
Professional fees                                 390                   307          1,243                  976
Net costs of assets acquired through
  foreclosure                                       4                   127            510                  754
Other operating expense                         1,842                 1,386          5,008                4,365
                                          -----------           -----------    -----------          -----------
                                                9,085                 8,738         27,329               25,631
                                          -----------           -----------    -----------          -----------
Income before taxes                             6,228                 6,013         18,237               17,712
Income tax provision                            1,619                 1,733          4,741                5,195
                                          -----------           -----------    -----------          -----------
NET INCOME                                $     4,609           $     4,280    $    13,496          $    12,517
                                          ===========           ===========    ===========          ===========

EARNINGS PER SHARE:
    Basic                                 $      0.37           $      0.34    $      1.08          $      1.00
    Diluted                               $      0.37           $      0.34    $      1.07          $      0.98

Weighted average shares outstanding for
  dilu1uted EPS                            12,560,785            12,630,525     12,634,799           12,717,686
________________________________________________________________________________________________________________
PERFORMANCE RATIOS:

Net interest margin (1)(2)                       2.77%                 3.15%          2.93%                3.16%
Return on average assets (1)                     1.17                  1.15           1.17                 1.14
Return on average equity (1)                    19.04                 20.84          19.17                21.11
Efficiency ratio (3)                            57.44                 56.50          57.61                56.92
Overhead ratio (1)(4)                            2.28                  2.34           2.28                 2.29
________________________________________________________________________________________________________________


See "Notes"

WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (CONTINUED)
(Dollars in thousands, except per share data)

                                            September 30,  June 30,    September 30,
                                               1998          1998          1997
                                            ------------   ---------   ------------
                                            (Unaudited)   (Unaudited)   (Unaudited)
SUMMARY STATEMENT OF CONDITION:

ASSETS:
------
Cash and due from banks                      $   36,485    $   34,667   $   20,651
Investment securities (5)                        41,254        41,676       44,074
Investment in reverse mortgages                  30,793        31,923       32,891
Other investments                                68,495        58,435       75,214
Mortgage-backed securities (5)                  458,624       440,173      354,266
Net loans(6)(7)(8)                              737,699       732,482      776,534
Vehicles under operating leases, net (8)        185,995       177,599      156,212
Other assets                                     36,347        34,676       35,767
                                             ----------    ----------   ----------
    Total assets                             $1,595,692    $1,551,631   $1,495,609
                                             ==========    ==========   ==========

LIABILITIES AND STOCKHOLDERS' EQUITY:
------------------------------------
Noninterest-bearing deposits                 $   87,992    $   98,389       73,525
Interest-bearing deposits                       737,149       687,822      664,267
                                             ----------    ----------   ----------
    Total deposits                              825,141       786,211      737,792
                                             ----------    ----------   ----------
FHLB advances                                   435,000       435,000      435,152
Other borrowings                                214,388       212,060      211,671
Other liabilities                                26,076        22,903       28,078
                                             ----------    ----------   ----------
    Total liabilities                         1,500,605     1,456,174    1,412,693
                                             ----------    ----------   ----------
Stockholders' equity                             95,087        95,457       82,916
                                             ----------    ----------   ----------
    Total liabilities and stockholders'
     equity                                  $1,595,692    $1,551,631   $1,495,609
                                             ==========    ==========   ==========
____________________________________________________________________________________
CAPITAL RATIOS:

Equity to asset ratio                              5.96%         6.15%        5.54%
Core capital (9) (required:  4.00%)                7.26          7.37         6.76
Risk-based capital (9) (required:  8.00%)         12.19         12.28        10.73
____________________________________________________________________________________
ASSET QUALITY INDICATORS:

Nonperforming Assets:
Nonaccruing loans and nonperforming leases   $    8,101    $    9,214   $   10,113
Nonperforming investments in real estate             76            76          989
Assets acquired through foreclosure               3,128         3,417        2,302
                                             ----------    ----------   ----------
     Total nonperforming assets              $   11,305    $   12,707   $   13,404
                                             ==========    ==========   ==========
Restructured loans                           $    3,840    $    4,740   $    4,740
Past due loans (10)                               3,458         2,749          916

Allowance for loan and lease losses              25,017        25,675       25,722

Ratio of nonperforming assets to total
  assets                                           0.71%         0.82%        0.90%
Ratio of allowance for loan/lease losses
  to total gross loans/leases                      2.63          2.75         2.61
Ratio of allowance for loan/lease
  losses to nonaccruing loans/leases (12)        297.11        266.05       242.87
Ratio of quarterly net charge-offs to
  average gross loans/leases (1)(7)                0.52%         0.32%        0.27%
____________________________________________________________________________________

See "Notes"

WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (CONTINUED)
(Dollars in thousands)

                                                         THREE MONTHS ENDED SEPTEMBER 30,
                                         -------------------------------------------------------------
                                                     1998                             1997
                                         -----------------------------    ----------------------------
                                         AVERAGE               YIELD/     AVERAGE               YIELD/
AVERAGE BALANCE SHEET:                   BALANCE   INTEREST   RATE (2)    BALANCE   INTEREST   RATE (2)
                                         -------   --------   --------    -------   --------   -------
                                                                    (Unaudited)
ASSETS:
Interest-Earning Assets:
Loans: (6) (7)
  Real estate loans...............      $  504,116  $11,200     8.89%     $  578,624  $12,773     8.83%
  Commercial loans................          88,789    1,695     8.85          64,638    1,368    10.18
  Consumer Loans..................         162,057    3,997     9.79         156,027    3,882     9.87
                                        ----------  -------               ----------  -------

     Total loans..................         754,962   16,892     9.12         799,289   18,023     9.18
Mortgage-backed securities(5).....         465,335    7,496     6.44         372,684    6,357     6.82
Loans held for sale(7)............           3,310       65     7.85           2,005       38     7.58
Investment securities(5)..........          41,293      655     6.34          44,066      710     6.44
Other interest-earning assets.....          95,603    2,206     9.03         103,876    2,813    10.60
                                        ----------  -------               ----------  -------
     Total interest earning assets       1,360,503   27,314     8.12       1,321,920   27,941     8.55
                                                    -------                           -------

Allowance for loan losses.........         (24,491)                          (23,769)
Cash and due from banks...........          28,047                            17,036
Vehicles under operating lease,
  net.............................         180,615                           141,348
Other noninterest-earning assets..          33,739                            36,633
                                        ----------                        ----------
     Total assets.................      $1,578,413                        $1,493,168
                                        ==========                        ==========

LIABILITIES AND STOCKHOLDERS' EQUITY:
Interest-bearing liabilities:
Interest bearing deposits:
   Money market and interest-
      bearing demand..............      $   60,921  $   393     2.56      $   57,814  $   380     2.61
   Savings........................         197,746    1,631     3.27         163,799    1,196     2.90
   Time...........................         452,869    6,356     5.57         446,692    6,374     5.66
                                        ----------  -------               ----------  -------
     Total interest-bearing
       deposits...................         711,536    8,380     4.67         668,305    7,950     4.72
FHLB advances.....................         435,000    6,175     5.63         406,812    5,962     5.81
Senior Notes......................          29,100      829    11.39          29,100      829    11.39
Other borrowed funds..............         198,104    2,829     5.71         211,486    3,100     5.86
                                        ----------  -------               ----------  -------
     Total interest-bearing
       liabilities................       1,373,740   18,213     5.30       1,315,703   17,841     5.42
                                                    -------                           -------

Non-interest bearing demand
  deposits........................          86,118                            72,726
Other noninterest-bearing
 liabilities......................          21,743                            22,576
Stockholders' equity..............          96,812                            82,163
                                        ----------                        ----------
Total liabilities and stockholders'
  equity..........................      $1,578,413                        $1,493,168
                                        ==========                        ==========
Excess (deficit) of interest-
  earning assets over
  interest-bearing liabilities...       $  (13,237)                       $    6,217
                                        ==========                        ==========
Net interest and dividend income.                   $ 9,101                           $10,100
                                                    =======                           =======
Interest rate spread.............                               2.82%                              3.13%
                                                                ====                               ====
Interest rate margin.............                               2.77%                              3.15%
                                                                ====                               ====
Net interest and dividend income
  to total average assets........                               2.39%                              2.79%
                                                                ====                               ====
_________________________________________________________________________________________________________

See "Notes"

WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (CONTINUED)
(Dollars in thousands, except per share data)


                                                Three months ended             Nine months ended
                                             --------------------------   ----------------------------
                                             September 30 September 30,   September 30, September 30,
                                                1998            1997        1998                1997
                                             ---------        ---------   ---------           --------
STOCK INFORMATION:

Market price of common stock:
    High                                     $21.88           $19.25      $24.13             $19.25
    Low                                       15.38            13.50       15.38              10.13
    Close                                     16.06            18.38       16.06              18.38
Book value per share                           7.77             6.66
________________________________________________________________________________________________________
OTHER FINANCIAL DATA:

One-year repricing gap to total assets (11)   (3.88)%          (1.13)%
Number of employees (FTEs)                       331             300
Number of branch offices                          19              16
________________________________________________________________________________________________________

NOTES:

 (1)   Annualized.
 (2)   Computed on a fully tax-equivalent basis.
 (3) Noninterest expense divided by (tax-equivalent) net interest income and other income.
 (4)   Noninterest expense as a percentage of total assets.
 (5)   Includes securities available-for-sale.
 (6)   Includes loans held for sale.
 (7)   Net of unearned income.
 (8)   Net of allowance for loan/lease losses.
 (9) Represents capital ratios of Wilmington Savings Fund Society, FSB and subsidiaries.
(10) Accruing loans/leases which are contractually past due 90 days or more as to principal or interest.
(11) The difference between projected amounts of interest-sensitive assets and interest-sensitive liabilities repricing within one year divided by total assets, based on a current interest rate scenario.
(12)   Includes general reserves only.